Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2010, relating to the consolidated financial statements and financial statement schedule of Starwood Property Trust, Inc. appearing in the Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Parsippany, New Jersey

August 23, 2010